SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12
Fidelity Charles Street Trust
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IMPORTANT

SHAREHOLDER UPDATE

Fidelity® Asset Manager: Growth®

Fidelity® Asset Manager: Income®

URGENT PROXY VOTING REQUEST

A few weeks ago we mailed you proxy information to enable you to vote on important proposals that affect the fund(s) and your investment(s). This information describes each proposal and asks for your vote on these important issues. It has been called to our attention that we have not yet received your ballot.

Your vote is important, no matter how large or small your holdings may be.

I am writing to remind you that your participation is extremely important. The Special Meeting of Shareholders scheduled for September 19, 2001 cannot be held until we receive a majority of the votes. If you do not plan to cast your vote at the meeting on September 19, please indicate your vote on the enclosed proxy card(s). Shareholders who hold more than one account in the fund(s) will receive a separate card for each account and should vote each card.

Voting is quick and easy. Please vote now using one of these options:

1. Vote By Telephone 1-800-848-3155

Call toll-free weekdays from 8:00 AM - 11:00 PM Eastern Time and Saturdays from 11:00 AM - 6:00 PM, Eastern Time. Your vote will be recorded by a representative of D.F. King & Co., Inc., our independent proxy solicitation firm.

2. Vote By Touch-Tone Phone

Please call the toll-free number printed on your proxy card(s) and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.

3. Vote by Fax

Please fax the front and back of your signed proxy card(s) to our proxy tabulator at 1-888-451-8683.

4. Vote by Mail

Please mail your signed proxy card(s) in the postage-paid envelope.

PLEASE VOTE YOUR PROXY NOW

If you have already voted, thank you for your response. If you have any further questions or would like to receive another copy of the proxy statement, please call Fidelity at 1-800-544-3198. We appreciate your immediate attention. Thank you.

Information on the Proxy Proposals

What proposals am I being asked to vote on?

You may be asked to vote on the following proposals:

1. To continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust.

2. To authorize the Trustees to adopt an amended and restated Declaration of Trust.

3. To elect a Board of Trustees.

4. To amend the fundamental investment limitation concerning underwriting for your fund(s).

5. To amend the fundamental investment limitation concerning lending for your fund(s).

What is Article VIII, Section 4 of the Declaration of Trust? (Proposal 1)

Section 4 of Article VIII allows shareholders to bring a law suit on behalf of a fund, called a derivative action, only after making a pre-suit demand upon the Trustees to bring the subject action. A pre-suit demand on the Trustees is excused only if the majority of the Trustees have a personal financial interest in the action.

On September 14, 2000, pursuant to authority granted to the Trustees under Article XII, Section 7 of the Declaration of Trust and applicable laws, the Trustees modified Section 4 of Article VIII to resolve any legal uncertainty regarding derivative actions brought on behalf of a fund. The Trustees seek to ensure that they retain the ability to manage the affairs of a fund, including control of derivative actions that are brought on behalf of a fund. The provision, as amended, will resolve any legal uncertainty by expressly stating that a Trustee shall not be deemed to have a personal financial interest or otherwise be disqualified from considering a pre-suit demand due to his or her service on multiple fund boards of trustees.

Why is Fidelity Management & Research Company (FMR) proposing the adoption of an amended and restated Declaration of Trust? (Proposal 2)

The proposal asks shareholders to approve an increase in the maximum number of Trustees from 12 to 14. This increase, if approved, will allow the Board to better organize itself and its committees in overseeing management of Fidelity funds. Additionally, the proposal asks shareholders to adopt a more modern form of the Declaration of Trust (i.e., the fund's charter). The more modern charter is Fidelity's standard for its funds. It gives the Trustees more flexibility, and, subject to the applicable requirements of federal and state law, broader authority to amend the charter without the additional costs associated with a shareholder vote.

The more modern charter also allows the Trustees to authorize the merger, consolidation, incorporation, or reorganization of a class or a portion of the trust or a series or class. The Trustees already have this ability with respect to the trust and its series. The charter does not give the Trustees the authority to merge a fund or class with another operating mutual fund or sell all or a portion of a class or fund's assets to another mutual fund without first seeking shareholder approval.

Adoption of the new Declaration of Trust will not alter the Trustees' existing fiduciary obligations to act with due care and in the interests of shareholders. Before utilizing any new flexibility that the new Declaration of Trust may afford, the Trustees must first consider the shareholders' interests and act in accordance with such interests. Adoption of the new Declaration of Trust will not result in any changes in the investment policies described in a fund's current prospectus.

What role does the Board play? (Proposal 3)

Members of the Board are experienced executives who have an obligation to serve the best interests of shareholders, including approving policy changes such as those proposed in the proxy statement. In addition, the Trustees oversee the investment policies of each fund, review fund performance, oversee fund activities and fees, and review the fund's contracts with Fidelity and other service providers.

After careful consideration, the Board has unanimously approved all of the proposals and recommends that you vote to approve them.

Why is FMR proposing to amend the fundamental investment limitation concerning underwriting? (Proposal 4)

The primary purpose of the proposed amendment is to revise each fund's fundamental investment limitation concerning underwriting to reflect a limitation that is expected to become standard for all funds managed by FMR. All mutual funds are required by the Securities and Exchange Commission to state their policy regarding underwriting.

The proposed amendment clarifies that each fund is not prohibited from investing in other investment companies, even if as a result of such investment, each fund is technically considered an underwriter under federal securities laws. Adoption of the proposed limitation is not expected to affect the way in which each fund is managed.

Why is FMR proposing to amend the fundamental investment limitation concerning lending? (Proposal 5)

The primary purpose of the proposed amendment is to revise each fund's investment limitation to conform to a limitation that is standard for similar types of funds managed by FMR. As all mutual funds are required by the Securities and Exchange Commission to state their policy regarding lending, the proposed amendment clarifies that acquisitions of loans, loan participations or other debt instruments are not considered lending. Adoption of the proposed limitation is not expected to affect the way in which each fund is managed.

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